UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                           ___________________________

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                           ___________________________

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule14a-12

                                  TEMPCO, INC.
                    (Name of Registrant Specified in Charter)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11

    (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________

    (2) Aggregate number of securities to which transactions applies:
        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________

    (5) Total fee paid:
        ________________________________________________________________________

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    (1) Amount previously paid:
        ________________________________________________________________________

    (2) Form, schedule or registration statement no.:
        ________________________________________________________________________

    (3) Filing party:
        ________________________________________________________________________

    (4) Date filed:
        ________________________________________________________________________

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                                  TEMPCO, INC.

                            __________________, 2009

Dear Stockholder:

This Proxy Statement is furnished to you by the Board of Directors of Tempco, Inc., a Nevada corporation ("we", "us", "our", the "Company" or "Tempco"), in connection with their request that you give your written consent via proxy to the following Proposal:

Approval of an amendment to the Company's Articles of Incorporation to authorize the Board of Directors, without the further consent of shareholders, to adopt any re-capitalization affecting the outstanding securities of the Company by effecting a forward or reverse split of all of the outstanding securities of the Company, with appropriate adjustments to the Company's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation, all on such basis and under such circumstances as the Board of Directors may determine (the "Reverse Stock Split Authorization Proposal").

The Board of Directors has unanimously approved the Proposal and is requesting the holders of our outstanding shares of the Company's common stock (the "Common Stock") to appoint a proxy to give their written consent to the Proposal. We do not intend to and are not required to have a special meeting to consider the Proposal under Nevada law.

In accordance with Nevada law and the Company's Bylaws, the Board of Directors set __________, 2009 as the record date (the "Record Date") for the determination of the Company's stockholders who are entitled to execute, withhold or revoke consents relating to the Proposal. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Proposal. Under Nevada law, in order for the Proposal to become effective, it will require the written consent of at least a majority of the Company's outstanding shares of Common Stock.


                                        By Order of the Board of Directors,


                                        /s/ Stanley L. Schloz
                                        ---------------------
                                        STANLEY L. SCHLOZ
                                        Chief Executive Officer

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                                  TEMPCO, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

In this Proxy Statement, references to the "Company", "Tempco ", "we", "us" or "our" refer to Tempco, Inc., a Nevada corporation, and its subsidiaries. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in the Appendices hereto.

WHAT ARE WE ASKING YOU TO DO?

    The Company is asking you to consent via proxy to certain corporate action; an amendment to the Company's Articles of Incorporation delegating to our Board of Directors the authority to effect a forward or reverse split of our outstanding capital stock. Please see the section titled "PROPOSAL -- THE RECAPITALIZATION PROPOSAL" for the full text of, and a more complete description of, the Proposal.

WHO IS MAKING THE SOLICITATION?

    The solicitation is being made by the Company's Board of Directors. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ACCORDINGLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL.

WHO IS PAYING FOR THE SOLICITATION?

    The Company will pay the costs of preparing and disseminating this Proxy Statement and the material enclosed herewith. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of consents.

WHO CAN CONSENT TO THE PROPOSAL?

    Only holders of record of our Common Stock at the close of business on __________, 2009 have the right to consent to the Proposal. You have the right to consent to the Proposal with respect to shares of Common Stock you held on that date. As of the Record Date, __________, 2009, there were ________ shares of our Common Stock outstanding.

WHAT SHOULD YOU DO TO CONSENT?

    You may consent to the Proposal by signing the Proxy Card attached to this Proxy Statement and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose. Alternatively, you may consent to the Proposal by marking, signing and dating the enclosed form of Proxy Card as promptly as possible and returning it by fax to __________ or by scanning the signed Proxy Card and sending it by email to
______________________.

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HOW MANY CONSENTS MUST BE GRANTED IN FAVOR OF THE PROPOSAL?

    The Proposal will require the written consent of at least a majority of the outstanding shares of Company's Common Stock. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to consent on a particular matter and have received no instructions from the beneficial owners or persons entitled to consent thereon), or other limited proxies will have the effect of a rejection of the Proposal.

CAN I CHANGE OR REVOKE MY CONSENT?

    Yes. If you deliver a consent by mail, by facsimile or via the Internet, you have the right to revoke your consent in writing (by mailing or by facsimile of another Consent Card indicating you do not consent to the Proposal(s), which Card bears a later date) or via the Internet (by voting online at a later time), provided that any revocation of your Consent will only be effective if the Company has not already received Consents from a majority of the Company's outstanding shares of Common Stock.

IS SHAREHOLDER CONSENT TO THE PROPOSAL ASSURED?

    While shareholder consent to the Proposal cannot be assured, it is expected that members of Management holding approximately 23.1% of the outstanding common shares would consent to the Proposal. The Company has not entered into any agreements to obtain any consents nor, to our knowledge, have any other parties done so.

                                  THE PROPOSAL

    A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO
     AUTHORIZE THE BOARD OF DIRECTORS, WITHOUT THE CONSENT OF SHAREHOLDERS, TO ADOPT A RE-CAPITALIZATION AFFECTING THE OUTSTANDING SECURITIES OF THE
          COMPANY BY EFFECTING A FORWARD OR REVERSE SPLIT OF ALL OF THE OUTSTANDING SECURITIES OF THE COMPANY, WITH APPROPRIATE ADJUSTMENTS TO THE
                           COMPANY'S CAPITAL ACCOUNTS.

STATUTORY BASIS FOR PROPOSAL

Section 78.2055, Nevada Revised Statutes, provides as follows:

1. Unless otherwise provided in the articles of incorporation, a corporation that desires to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so if:

    (a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and

    (b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the affected class or series.

2. If the proposal required by subsection 1 is approved by the stockholders entitled to vote, the corporation may reissue its stock in accordance with the proposal after the effective date and time of the change.

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3. Except as otherwise provided in this subsection, if a proposed decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference, or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the decrease, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the adversely affected class or series. The decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the decrease if the articles of incorporation specifically deny the right to vote on such a decrease.

4. Any proposal to decrease the number of issued and outstanding shares of any class or series, if any, that includes provisions pursuant to which only money will be paid or scrip will be issued to stockholders who:

    (a) Before the decrease in the number of shares becomes effective, hold 1 percent or more of the outstanding shares of the affected class or series; and

    (b) Would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all their outstanding shares, is subject to the provisions of NRS 92A.300 to 92A.500, inclusive. If the proposal is subject to those provisions, any stockholder who is obligated to accept money or scrip rather than receive a fraction of a share resulting from the action taken pursuant to this section may dissent in accordance with the provisions of NRS 92A.300 to 92A.500, inclusive, and obtain payment of the fair value of the fraction of a share to which the stockholder would otherwise be entitled.

    The purpose of the Proposal is to amendment to the Articles of Incorporation so as to permit a more efficient and more economical method to effect a forward or reverse split of the Company's outstanding capital stock as permitted by Paragraph 1 of this statute.

REGULATORY APPROVAL

    Under this Proposal, we must file a Certificate of Amendment to our Articles of Incorporation with, and have it accepted by, the Nevada Secretary of State to amend our Articles of Incorporation.

SHAREHOLDER APPROVAL REQUIRED

    On February 20, 2009 the Board of Directors adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders. Pursuant to Section 78.390 of the Nevada Revised Statutes, the Amendment requires the approval of shareholders holding a majority of the outstanding shares. As of the Record Date, the Common Stock was the only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

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REASON FOR PROPOSAL

    This amendment, if adopted, will authorize the Board of Directors to effect a "stock split" or "reverse split" of the Company's outstanding capital stock without the necessity of obtaining further shareholder approval. Such action may be taken, for example, as a means of facilitating further financing or increasing the per share price of outstanding stock to meet the listing requirements of a registered stock exchange. By eliminating the need for shareholder action, the Company would be able to take such action without incurring the time and expense required to obtain shareholder approval.

    As we have disclosed in reports to the Securities and Exchange Commission, we are and have been since February, 2008, a "shell" company with no assets other than cash on hand and no business plan except to seek out a suitable operating company to acquire or with which to form a business combination. While no agreement has been reached to accomplish any such objective, discussions with potential parties to such transactions have indicated a high likelihood that any such party would require a so-called "reverse split" of our outstanding common stock. The prevailing public trading price for our stock since we became a "shell" has been between $0.09 and $0.22 per share. Such a price range does not appear to be attractive to other parties.

    If, for example, our stock were to be "reverse split" on a 1:30 basis, each stockholder would remain the holder of one share for each thirty now held, while his or her percentage ownership in the Company would remain unchanged. The expectation would be, in that example, that the shares would trade in a range of $2.70 to $6.60. It should be understood, however, that such a mathematical ratio may not in fact result and the possibility exists that any new trading range would not arithmetically reflect the exchange ratio of the "reverse split".

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CONSENT TO THE PROPOSAL TO
      AMEND THE COMPANY'S ARTICLES OF INCORPORATION, WITHOUT THE CONSENT OF SHAREHOLDERS, TO ADOPT A RE-CAPITALIZATION AFFECTING THE OUTSTANDING SECURITIES
      OF THE COMPANY BY EFFECTING A FORWARD OR REVERSE SPLIT OF ALL OF THE OUTSTANDING SECURITIES OF THE COMPANY, WITH APPROPRIATE ADJUSTMENTS TO THE
                           COMPANY'S CAPITAL ACCOUNTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of February 20, 2009, concerning the beneficial ownership of shares of Common Stock of the Company by
(i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock; (ii) each Director; (iii) the Company's Chief Executive Officer; and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

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                                                    SHARES BENEFICIALLY OWNED(1)
   NAME AND ADDRESS OF BENEFICIAL OWNER (2)               NUMBER       PERCENT
   ----------------------------------------          ---------------   -------
   Stanley L. Schloz .............................     330,700(3)         2.8%
   Fred Burstein .................................     340,769(3)(4)      2.9%
   Anthony Silverman .............................   2,087,260(5)        18.3%
   All directors and executive officers as a group   2,758,729           23.1%
   Chandler ......................................   1,110,000            9.7%
   Laurus Capital Management LLC .................   1,081,923(6)         9.0%
   To Be Limited Partnership .....................   1,300,100           11.4%
   Kay S. Silverman ..............................   1,107,208(7)         9.7%
__________________

(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 11,403,711 shares of Common Stock outstanding as of February 20, 2009.

(2) The address of each of the beneficial owners is as follows: Stanley L. Schloz, 10050 E. Sonoran Vista Circle, Scottsdale, Arizona 85255; Fred Burstein, 510 First Avenue North, Suite 600, Minneapolis, Minnesota 55403; Anthony Silverman, 7625 E. Via Del Reposa, Scottsdale, Arizona 85258; Chandler, P.O. Box 2465, Ft. Lauderdale, Florida 33303; Laurus Capital Management, LLC, 825 Third Avenue, 14th Floor, New York, New York 10022; To Be Limited Partnership, c/o Harvey Belfer, 6019 East Indian Bend, Paradise Valley, Arizona 85253; and Kay S. Silverman, 7377 East Doubletree Ranch Road, Suite 290, Scottsdale, Arizona 85258.

(3) Includes 275,000 shares of common stock underlying options that were exercisable on February 20, 2009.

(4) Includes 50,000 shares held by Mr. Burstein's wife.

(5) Includes 239,000 shares owned by Katsinam Partners, LP, of which Mr. Silverman is the holder of a 17.64% limited partnership interest and is the General Partner with sole power to vote such shares.

(6) Includes 630,000 shares of common stock underlying warrants that were exercisable on February 20, 2009.

(7) Kay Silverman is the former spouse of Anthony Silverman.

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                           FORWARD LOOKING STATEMENTS

    This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements by the Company of expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company's future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.


DATED: _______________________, 2009

By Order of the Board of Directors

/s/ Stanley L. Schloz
---------------------
Stanley L. Schloz, Chief Executive Officer

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             THIS REQUEST FOR WRITTEN CONSENT VIA PROXY IS SOLICITED
               ON BEHALF OF THE BOARD OF DIRECTORS OF TEMPCO, INC.

               WRITTEN CONSENT VIA PROXY IN CONNECTION WITH ACTION
                        WITHOUT A MEETING OF STOCKHOLDERS

    The undersigned shareholder of Tempco, Inc., a Nevada corporation (the "Company"), hereby appoints Stanley L. Schloz and Anthony Silverman, each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to execute a written consent under Nevada Revised Statutes Section 78.320(2) and (3) entitled "Stockholders' Meetings:
Consent for actions taken without a meeting" on the matter set forth below.

          TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS, WITHOUT THE CONSENT OF SHAREHOLDERS,
    TO ADOPT A RE-CAPITALIZATION AFFECTING THE OUTSTANDING SECURITIES OF THE
          COMPANY BY EFFECTING A FORWARD OR REVERSE SPLIT OF ALL OF THE OUTSTANDING SECURITIES OF THE COMPANY, WITH APPROPRIATE ADJUSTMENTS TO
                         THE COMPANY'S CAPITAL ACCOUNTS.

        [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

    Receipt of a Proxy Statement, dated _____________, 2009, related to this Request for Written Consent via Proxy is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE.

Dated: _______________ ____, 2009

                                    Please sign exactly as your name appears above. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                    SIGNATURES:

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

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